As filed with the Securities and Exchange Commission on June 26, 2012

Registration No. 333-113425

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Kronos Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0110150 (I.R.S. Employer Identification Number)

Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697 (Address of Principal Executive Offices) (Zip Code)
Kronos Worldwide, Inc. 2003 Long-Term Incentive Plan (Full title of the plan)
A. Andrew R. Louis
Vice President, Secretary and Associate General Counsel
Kronos Worldwide, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas  75240-2697
(972) 233-1700
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION

The registrant’s board of directors terminated the Kronos Worldwide, Inc. 2003 Long-Term Incentive Plan (the “Plan”) effective June 15, 2012.  Accordingly, the registrant hereby deregisters any and all shares of the registrant’s common stock, par value $0.01 per share, registered pursuant to this registration statement that will never be issued or sold under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas on June 26, 2012:

Kronos Worldwide, Inc.

By:   /s/ A. Andrew R. Louis
A. Andrew R. Louis
Vice President and Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Chairman of the Board	June 26, 2012
Harold C. Simmons

*	Vice Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 26, 2012
Steven L. Watson

*	Director	June 26, 2012
C. H. Moore, Jr.

*	Director	June 26, 2012
George E. Poston

*	Director	June 26, 2012
Glenn R. Simmons

*	Director	June 26, 2012
R. Gerald Turner

/s/ Gregory M. Swalwell	Executive Vice President and Chief	June 26, 2012
Gregory M. Swalwell	Financial Officer (Principal Financial Officer)

/s/ Tim C. Hafer	Vice President and Controller	June 26, 2012
Tim C. Hafer	(Principal Accounting Officer)

*By: /s/ A. Andrew R. Louis		June 26, 2012
A. Andrew R. Louis
Attorney-in-Fact